UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 13, 2007

RATHGIBSON, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134875	22-3683283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2505 Foster Avenue, Janesville, Wisconsin	53547
(Address of principal executive offices)	(Zip Code)

(800) 367-7284
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2007, Greenville Tube Company (“Greenville”), a wholly-owned subsidiary of RathGibson, Inc. (“RathGibson” or the “Company”), closed on a $2.0 million industrial development revenue bond (“IRB”) with the City of Clarksville, Arkansas, due December 30, 2014.  The proceeds will be used to finance the acquisition and installation of machinery and equipment for a degreasing system and a bench automation project (“IRB equipment”).  RathGibson is a guarantor of the obligation.  The IRB requires monthly payments of $28,637 with interest payable at 5.32%.

The foregoing description is qualified by the Loan Agreement and Corporate Guaranty Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Form 8-K.

On December 13, 2007, the Company entered into a third amendment to its senior secured revolving credit facility (“Revolving Credit Facility”) with General Electric Corporation for which the IRB equipment was released from collateral under the Revolving Credit Facility and permitted Greenville and RathGibson, as guarantor, to enter into the IRB.

The foregoing description is qualified by the Amendment No. 3 to Credit Agreement, a copy of which is filed as Exhibit 10.3 to this Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are furnished herewith:

10.1	Loan Agreement, dated as of December 1, 2007, by and among Greenville Tube Company, GE Government Finance, Inc., as Lender, and the City of Clarksville, Arkansas, as Issuer.
10.2	Corporate Guaranty Agreement, dated as of December 1, 2007, by and among RathGibson, Inc. and the other parties named therein.

10.3

Amendment No. 3 to Credit Agreement, dated as of December 13, 2007, by and among RathGibson, Inc., the other persons designated as “Credit Parties” on the signature pages thereof, the financial institutions who are or thereafter become parties to the Agreement as Lenders, and General Electric Capital Corporation, as the initial L/C Issuer and as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATHGIBSON, INC.

/s/ Barry C. Nuss
Barry C. Nuss
Chief Financial Officer

Date: December 19, 2007

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